Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of, June 19, 2020, by and among CLEARWATER GOLD MINING CORPORATION, an Idaho Corporation (the "Company"), whose principal place of business is located at 1256 Elmira Rd, Sandpoint, Idaho 83864, its sole Shareholder Gregory Schifrin (the "Shareholder"), and MAGELLAN GOLD CORPORATION, a Nevada corporation (the "Buyer"), whose principal place of business is located at 2101-A Harrison Drive PMB#312 Vacaville, California 95687.

WHEREAS, the Shareholder, owns 100% of the issued and outstanding shares of common stock of the Company; and

WHEREAS, the Buyer desires to acquire from the Shareholder and the Shareholder desire to sell to the Buyer One Million (1,000,000) shares of common stock of the Company (the "Company Shares"), representing 100% of the issue and outstanding shares of capital stock in the Company, in exchange for the issuance and transfer of up to One Million (1,000,000) shares of the voting common stock of Buyer (the "MAGE Shares"), upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the Parties hereby agree as follows:

1.	Purchase and Sale of Company Shares.

a.             Basic Transaction. Subject to the terms and conditions of this Agreement, on the Closing Date, the Shareholder shall transfer, assign, convey and set over to the Buyer, and the Buyer shall acquire and receive from the Shareholder, any and all of the Shareholder’s respective rights, title and interests in and to the Company Shares set forth next to its name on Schedule A attached hereto. In addition to the MAGE Share issuance described in Section 9(b) below, the Buyer shall pay to Schifrin the sum of $12,500 concurrently with the execution of this Agreement and an additional $12,500 within thirty (30) days of the signing of this Agreement. In addition the Buyer will execute and deliver at Closing a promissory note (“Note”), payable to the order of Gregory Schifrin, in the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000), in the form of Note attached as Exhibit E. The obligation of Buyer to pay the Note will be secured by (i) a Stock Pledge Agreement covering the Company Shares purchased by Buyer in the form of Exhibit F and (ii) a UCC Security Agreement covering the assets of the Company in the form of Exhibit G.

b.             Purchase Price; Payment. The purchase price for all of the Company Shares shall be the issuance by the Buyer to the Shareholder of a total of One Million (1,000,000) restricted shares of common stock of the Buyer at a rate of one (1) share for every one (1) Company Share transferred hereunder, to be issued to the Shareholder in the amounts and under the terms as follows; 250,000 shares at the time of closing, 250,000 shares at the time the Center Mine receives its permit to reopen the main portal of the mine, 250,000 shares at the point the main portal has been reopened and 250,000 two-years from closing concurrent with the pay-off of the $125,000 promissory note being delivered to the Shareholder as part of the purchase price.

c.             Net Smelter Return Royalty. The Company will grant to Schifrin a Net Smelter Return Royalty equal to 1.0% of the Company’s Net Smelter Return. In the event the resource is confirmed to contain a resource of 1.0 million or more ounces, the Net Smelter Return Royalty shall be 1.5% of the Company’s Net Smelter Return. The form of Net Smelter Return Royalty Agreement is attached hereto as Schedule B.

d.             Finders Fee. Schifrin has been engaged in the mineral exploration for over 30 years and has ongoing relationships and opportunities in the mineral exploration field, for a period of two years from the Closing Schifrin and the Buyer will negotiate an appropriate finder’s fee arrangement for any additional properties that Schifrin brings to the Buyer.

e.             The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the office of Michael Lavigne in Wallace, Idaho commencing at 10:00 a.m. local time on June 30, 2020 or such other date, time or place as the Buyer and the Shareholders may mutually determine and agree to (the “Closing Date”). The Company and the Buyer agree to make the effective date of this agreement July 1, 2020.

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f.              Deliveries at Closing. At the Closing, (i) the Shareholder will deliver to the Buyer the stock certificate(s) representing all of the Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (ii) the Buyer will deliver to the Shareholder, duly authorized and issued certificates for the MAGE Shares in the aggregate amounts set forth on Schedule C hereto, and as provided in Section 3(b)(viii) and (iii) the parties will deliver to one another the additional agreements and documents described in Section 3, executed as provided therein.

g.             At the time of Closing Gregory Schifrin will be appointed as a director of Magellan Gold Corporation. At the time of Closing, the Board of Directors of the Company shall be reconstituted to consist of: John Power, Mark Rodenback and Greg Schifrin and the executive officers of the Company shall be reconstituted to consist of Michael Lavigne and John Power.

h.             Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings ascribed below:

(i)	"Knowledge" including the phrase "to the Company's knowledge" shall mean the actual knowledge of the following officers of the Company: Gregory Schifrin.

(ii)	"Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, financial condition, property, or results of operations of the Company.

2.	Representations and Warranties Concerning the Transaction.

a.              Representations and Warranties of the Shareholder. Shareholder represents and warrants to the Buyer that the statements contained in this Section 2.a are correct and complete as of the date hereof and will be correct and complete as of the Closing Date, unless an exception to a representation or warranty made herein is set forth in attached Schedule D, Shareholder’s Disclosure Schedule, which is incorporated herein by reference. The Shareholder’s Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.a.

(i)             Ownership of Shares. As of the date hereof, the Shareholder: (1) owns the number of Company Shares set forth opposite his/her/its name on Schedule A hereto, and has not assigned, pledged, or otherwise encumbered said Company Shares with a lien or security interest; (2) has good and marketable title thereto; (3) the Company Shares represents his/her/its entire interest in the Company, and he/she/it has no other interests or rights which are convertible into shares of the Company or any right or option to acquire any further interest in shares of the Company; (4) the Company shares are free and clear of all other restrictions, other than those imposed by applicable state and federal securities laws; (5) the Company Shares are not subject to any agreements, including any buy-sell or shareholder agreements, that would contravene, conflict with, restrict or otherwise impair or limit any Shareholder’s ability to consummate the transactions contemplated under this agreement; and (6) the Company Shares represent 100% of the issued and outstanding shares of common stock of the Company and there exist no options, warrants or securities convertible into or exercisable to purchase shares of the Company’s common stock.

(ii)           No Misleading Statements or Omissions. To the knowledge of the Shareholder, neither this Agreement nor any Schedule or document attached hereto, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

(iii)           Authorization of Transaction; Enforceability of the Agreement. The Shareholder has full power and authority to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder. When duly executed and delivered, this Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditor’s rights. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

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(iv)          Shareholder’s Sophistication. The Shareholder has a high degree of business and financial sophistication and has such knowledge and experience in financial and business matters that each has determined and evaluated the merits and risks of an investment in the MAGE Shares for such Shareholders’ own account. The Shareholder acknowledges that it is able to fend for itself and bear the economic risk of its investment, including the complete loss thereof.

(v)           Restricted Securities. The Shareholder understands that the MAGE Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from MAGE in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances. In this connection, the Shareholder is familiar with Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act. The Shareholder Investor understands Rule 144 is not currently available for the sale of the MAGE Shares and my never be so available.

b.             Representations and Warranties with Respect to the Company/Shareholder. The Shareholder represents and warrants to the Buyer that the statement contained in this Section 2.b are correct and complete as of the date hereof, and will be correct and complete as of the Closing Date, unless an exception to a representation or warranty made herein is set forth in the attached Schedule D, the Company’s Disclosure Schedule, which is incorporated herein by reference.

(i)             Organization and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho with full corporate power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

(ii)            Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, with a par value of One Cent ($.01) per share and 100,000,000 shares of preferred stock with a par of One Tenth of One Cent ($.001). As of the date hereof, 1.000,000 of such common shares of the Company are issued and outstanding and no shares of preferred stock are issued and outstanding. All of the issued and outstanding shares of common stock of the Company have been duly authorized, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. There are no outstanding options, warrants, rights, conversion rights, contracts, calls, puts, agreements or commitments of any kind relating to the issuance, sale, disposition, acquisition or transfer of any equity securities or other securities of the Company, and there are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company.

(iii)           No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transfer and sale of the Company Shares to the Buyer will: (a) violate any provision of the Articles of Incorporation, the Bylaws, or any other governing instrument of the Company; (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of its obligations under, or cause the acceleration of the maturity of any de t or obligation pursuant to, or result in the creation or imposition of any encumbrance upon an property or assets of the Company under, any material agreement or commitment to which the Company is a party or by which any of its properties or assets are bound or subject; or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental agency applicable to the Company.

(iv)           Consent. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body or agency is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement by the Company. In addition, no consent of any other person or entity is required to be obtained by the Company prior to the execution, delivery and performance of this Agreement by the Company, or, to the best of the Shareholder’s knowledge, the consummation of the acquisition by the Buyer of the Company Shares or the transfer of the MAGE Shares to the Shareholder.

(v)           Financial Information. The Company has delivered to the Buyer all of the financial information of the Company (collectively, the "Company Financial Information"). Except as set forth in the Company Financial Information, the Company has no material liabilities or obligations, contingent or otherwise, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

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(vi)           Title to Property; Sufficiency of Assets. The Company owns all the material properties and assets (real, personal and mixed, tangible and intangible) that are reflected in the Company Financial Information. All properties and assets reflected in the Company Financial Information are free and clear of all encumbrances. The assets and property owned or leased by the Company constitute all of the property and assets necessary to conduct the Company's business as currently conducted. The attached Schedule D the Company's Disclosure Schedule, which is incorporated herein by reference, contains a complete list of all material assets owned by the Company.

(vii)          Litigation. There is no action, lawsuit inquiry, proceeding or investigation, administrative or judicial, by or before any court or governmental body pending or, to the Shareholder’s knowledge, threatened against or involving the Company, any of its predecessor entities, or the shares of capital stock of the Company. The Company is not subject to any judgment, order or decree that has or is likely to have a material adverse effect on the business, assets, properties or financial condition of the Company. The Company is not in violation of any law, ordinance or regulation of any kind whatsoever including, but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the U.S. Securities and Exchange Commission, or the securities laws and regulations of any state.

(viii)         No Material Adverse Change. Since the submission of the Company Financial Information, there has not been any material adverse change in the business, assets, properties or financial condition of the Company.

(ix)           Contracts and Commitments. All material contracts, commitments and agreements to which the company is a party to, or by which any of its properties or assets are subject or bound, are set forth on the attached Schedule D. Copies of all such contracts and agreements shall be delivered to the Buyer prior to the Closing Date, and all such contracts and agreements are in full force and effect in accordance with the terms thereof.

(x)            Taxes. All federal, state and local income or other taxes that it is required to be paid for the period(s) up to and through the Closing Date with all governmental agencies, wherever situate, has paid or accrued for payment all taxes, such that a failure to file, pay or accrue will not have a material adverse effect on the Company. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any taxes attributable to the Company or its assets or operations, and no power of attorney granted by the Company with respect to any tax matter is currently in force. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment pending or threatened against the Company, or with respect to any tax attributable to the Company or its assets or operations.

(xi)           Licenses and Permits. The Company has all material governmental licenses, authorizations, consents and approvals necessary to carry on its business as now conducted. The attached Schedule D correctly sets forth a list and status of each material license, franchise, permit, order, registration, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company (collectively, the "Permits"), and each pending application for any Permit including the name of the Government Agency or entity issuing such Permit or with which such application is pending. except as set forth on the attached Schedule D, (a) the Permits are valid and in full force and effect; (b) the Company is not or has not been in violation of or default under, and, to the Shareholder’s knowledge, no condition exists that with notice or lapse of time or both would consti1ute a violation of or default under, the Permits; (c) no proceeding is pending or, to the Shareholder’s knowledge, threatened, to revoke or limit any Permit; and (d) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement. The Company is in compliance in all material respects with the terms of such Permits.

(xii)          Environmental Matters.

(a)	Except as identified in Schedule D:

I.              No written complaint, notification, demand, request for information, citation, summons or order has been received by the Company, no penalty has been assessed, and no written investigation notice, action, claim or review (or any basis therefor) is pending or, to the Shareholder’s knowledge, is threatened by any governmental authority or other person with respect to any matters relating to the Company or any person for which the Company has retained or assumed liability either contractually or by operation of law, and relating to or arising out of any Environmental Law;

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II.            To the Shareholder’s knowledge after due inquiry, there are no liabilities of or relating to the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and to the Shareholder’s knowledge there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in or be the basis for any such liability;

III.           The Company is and has been in compliance with all Environmental Laws in material respects, and has obtained and is in compliance with all Environmental Permits in all material respects; and

IV.           The Company has not performed or subcontracted for the performance of, with respect to any contract, its own facilities or otherwise, any activity involving the disturbance, abatement, repair or removal of any Material of Environmental Concern.

(b)	To the Shareholder’s knowledge after due inquiry, and except as set forth on the attached Schedule D, the company is not currently under any obligation to take any action pursuant to any Environmental Laws requiring (i) the performance of site assessment for Materials of Environmental Concern, (ii) the removal or remediation of Materials of Environmental Concern, (iii) the giving of notice to, or receiving the approval of, any Governmental Entity, or (iv) the recording or delivery to any other Person of any disclosure document or statement pertaining to environmental matters by virtue of the Transactions or as a condition to the effectiveness of any of the Transactions.

(c)	There has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to the current or prior business of the Company, or any property or facility owned, leased or operated by the Company which the Company has in its possession and which has not been delivered to the Buyer.

(xiii)         Employees. The Company has no employees.

(xiv)         No Misleading Statements or Omissions. No representation or warranty of the Company herein or in the Company Financial Information, or any Schedule hereto, and no written statement or certificate furnished or to be furnished by or on behalf of the Company to the Buyer pursuant hereto or in connection with the transactions contemplated hereby, will contain as of the date hereof and on the Closing Date, any untrue statement of a material fact or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

(xv)          Survival of Representations and Warranties. All representations, warranties, covenants and agreements made herein and, in the Schedules attached hereto shall survive for one year following the execution, delivery and perform nee of this Agreement, the acquisition of the Company Shares, and the issuance and transfer of the MAGE Shares pursuant hereto.

(xiv) Brokers’ Fees. The Company has no liability of' obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

c.             Representation and Warranties of Buyer. The Buyer represents and warrants to the Shareholder that the statements contained in this Section 2.c are correct and complete as of the date hereof and will be correct and complete as to the Closing Date.

(i)             Organization and Authorization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Buyer, its Board of Directors and its shareholders (to the extent shareholder approval is required), and this Agreement constitutes valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms.

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(ii)            Capitalization. The authorized capital stock of the Buyer consists of 1,000,000,000 shares of common stock, $.001 par value per share, and 2,500,000 shares of preferred stock, $10.00 par value per share. As of the date hereof, 5,608,447 of common shares of the Buyer are issued and outstanding, and 242,269 shares of preferred stock are issued and outstanding. All of the issued and outstanding shares of common stock of the Buyer, have been duly authorized, are fully paid and nonassessable, and, together with the convertible promissory notes referenced below, were issued in compliance with all applicable federal and state securities laws. Except as set forth in Schedule E, there are no outstanding options, warrants, rights, conversion rights, contracts, calls, puts, agreements or commitments of any kind relating to the issuance, sale, disposition, acquisition or transfer of any equity securities or other securities of the Buyer, an there are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of Buyer. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Buyer. The Buyer is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon the conversion of the convertible promissory notes referenced below, or any other of its currently outstanding securities.

(iii)           No Conflict. The Articles of Incorporation of Buyer, and all amendments thereto made through the date of this Agreement, have been duly a proved and adopted by all parties whose approval was required under applicable law. The Buyer is not in violation or default (a) of any provision of its Articles of Incorporation or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any material lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (e) of any provision of federal or state statute, rule or regulation applicable to the Buyer, the violation of which would have a Material Adverse Effect. he execution, delivery and performance of this Agreement or of any Transaction Agreement not result in any such violation, or be in conflict with, or constitute, with or without that passage of time or giving of notice, either (x) a default under, or result in the termination of, or accelerate or excuse the performance required by any such provision, instrument, judgment, order, writ, decree, contract or agreement, or (y) result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Buyer or nonrenewal of any material permit or license applicable to the Buyer.

(iv)           MAGE Shares. Upon their issuance to the Shareholder upon the satisfaction of the conditions to such issuance, the MAGE Shares will be duly and validly authorized, fully paid and non-assessable, and issued in accordance with all registration or qualification requirements under applicable federal and state securities laws, or pursuant to valid exemptions therefrom. The issuance and delivery to the Shareholder of the share certificates for the MAGE Shares as provided in Section 1 upon satisfaction of the conditions precedent to for each issuance will result in the Shareholder’s acquisition, in the aggregate, of record and beneficial ownership of up to One Million (1,000,000) shares of the common stock of the Buyer, free and clear of all encumbrances, subject to any restrictions under applicable state and federal securities laws.

(v)           Consent. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body or agency is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement by the Buyer. In addition, no consent of any other person or entity is required to be obtained by the Buyer prior to the execution, delivery and performance of this Agreement by the Buyer, or the consummation of the acquisition by the Buyer of the Company Shares, or the transfer of the MAGE Shares to the Shareholder.

(vi)           Financial Statements. The Buyer has delivered to the Shareholder balance sheets and statements of income of the Buyer as of and for the fiscal years ended December 31, 2018 and December 31, 2019 (collectively, the "MAGE” Financial Statements"). Such MAGE Financial Statements and notes are true, correct, an complete in all material respects, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, are consistent with the books and records of the Buyer, and fairly present the consolidated financial condition and results of operations of the Buyer as at the respective dates thereof and for the periods therein. Except as set forth in the MAGE Financial Statements, the Buyer has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2019; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii)liabilities and obligations of a type or nature not required under AAP to be reflected in the MAGE Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

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(vii)         Title to Property. The Buyer owns all the material properties and assets (real, personal and mixed, tangible and intangible) that are reflected in the MAGE Financial Statements. All properties and assets reflected in the MAGE Financial Statements are free and clear of all encumbrances.

(viii)         Litigation. There is no action, lawsuit,' inquiry, proceeding or investigation, administrative or judicial, by or before any court or governmental body pending or threatened against or involving the Buyer, any of its predecessor entities, or the shares of capital stock of the Buyer. The Buyer is not subject to any judgment, order or decree that has or is likely to have a material adverse effect on the business, assets, properties or financial condition of the Buyer. The Buyer is not in violation of any law, ordinance or regulation of any kind whatsoever, including, but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the U.S. Securities and Exchange Commission, or the securities laws and regulations of any state.

(ix)           No Material Adverse Change. Since December 31, 2019, there has not been any material adverse change in the business, assets, properties or financial condition of the Buyer.

(x)            Contracts and Commitments. All contracts, commitments and agreements to which the Buyer is a party, or by which any of its properties or assets are subject or bound, are set forth on the attached Schedule E, Buyer's Disclosure Schedule, which is incorporated herein by reference. Copies of all such contracts and agreements shall be delivered to the Shareholder prior to the Closing Date, and all such contracts and agreements are in full force and effect in accordance with the terms thereof.

(xi)           Taxes. The Buyer has timely paid or accrue all federal, state and local income or other taxes that it is required to file for the period(s) up to and through the Closing Date with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes, such that a failure to file, pay or accrue will not have a material adverse effect on the Buyer or the MAGE Shares. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any taxes attributable to the Buyer or its assets or operations, and no power of attorney granted by the Buyer with respect to any tax matter is currently in force. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment pending or threatened against the Buyer, or with respect to any tax attributable to Buyer or is assets or operations.

(xii)          No Misleading Statements or Omissions. No representation or warranty of the Buyer herein or in the MAGE Financial Statements, or any Schedule hereto, and no written statement or certificate furnished or to be furnished by or on behalf of the Buyer to the Shareholder pursuant hereto or in connection with the transactions contemplated hereby, will contain as of the date hereof and on the Closing Date, any untrue statement of a material fact or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

(xiii)        Survival of Representations and Warranties. All representations, warranties, covenants and agreements made herein and, in the Schedules attached hereto shall survive for one year following the execution, delivery and performance of this Agreement, and the issuance and transfer of the MAGE Shares pursuant hereto.

(xiv)        Brokers’ Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or Shareholder come become liable or obligated.

(xv)          Investment. The Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Buyer represents and warrants it understands that the Company Shares have not been registered under the Securities Act and, therefore, cannot be resold unless subsequently registered under the Securities Act or an exemption from registration is available.

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3.	Conditions Precedent to Closing.

a.             Conditions to Obligation of Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)             The representations and warranties of the Shareholder set forth in Section 2.a above shall be true and correct in all material respects at and as of the Closing Date;

(ii)            The Shareholder shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii)          This Agreement and the transactions contemplated herein shall have been duly approved and authorized by the Board of Directors and if required, the shareholders, of the Buyer;

(iv)           The Buyer shall have completed, to its satisfaction, their due diligence investigation and review of the business, capitalization, assets, liabilities, properties, material contracts and financial condition of the Company, and the results of such investigation shall be satisfactory to the Buyer in its sole discretion; and

(v)            The Shareholder shall have delivered to the Buyer at the Closing the certificates evidencing their respective Company Shares, duly endorsed for transfer;

The Buyer may waive any condition specified in this Section 3.a if it executes a writing so stating at or prior to the Closing.

b.             Conditions and Obligations of the Shareholder. The obligation of the Shareholder to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

(i)             The representations and warranties of the Buyer set forth in Section 2.b above shall be true and correct in all material respects at and as of the Closing Date;

(ii)            The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)           No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would: (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded before consummation, or C) require divestiture of any of the MAGE Shares by the Shareholder (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

(iv)           This Agreement and the transactions contemplated herein shall have been duly approved and authorized by the Board of Directors and the shareholder, if required, of the Company;

(v)           The Shareholder shall have completed, to his satisfaction, his due diligence investigation and review of the business, capitalization, assets, liabilities, properties, material contracts and financial condition of the Buyer, and the results of such investigation shall be satisfactory to the Shareholder in their sole discretion; and

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(vi)          The Buyer shall have delivered to the Shareholder at the Closing a certificate representing 250,000 of MAGE Shares to be issued to such Shareholder pursuant to the terms of this Agreement, the balance of the 750,000 MAGE Shares to be delivered directly to such Shareholder if and when Shareholder has earned such shares pursuant to Section 1b. The Shares may be notated with one or all of the following or similar legends:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(vii)         As of the Closing, the authorized size of the Buyer's Board of Directors shall be, and the Board shall be comprised of John Power, Mark Rodenback, and Gregory Schifrin. In the future the Buyer may expand its board as provided in its By-laws.

(viii)         The Buyer will tender to the Shareholder the original, executed version of the Promissory Note described in Section 1.c.

(ix)           The Buyer and Shareholder shall have executed and delivered the Stock Pledge Agreement and UCC Security Agreement described in Section 1(a) of this Agreement.

The Shareholder may waive any condition specified in Section 3.b. if the Shareholder execute a writing so stating at or prior to the Closing.

4.	Post-Closing Covenants.

(i)             The Parties agree that if, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

(ii)            For so long as the Note is outstanding and unpaid, Buyer will notify Shareholder no later than August 1 of each calendar year if Buyer intends to not renew any of the Company mining claims; whereupon the Shareholder shall have the right to undertake such renewal for his own account.

5.	Termination.

a.              Grounds for Termination. This Agreement may be terminated before the Closing occurs only as follows:

(i)             At any time by mutual written agreement of the Buyer and the Shareholder.

(ii)            By the Shareholder, by notice to the Buyer at any time, if one or more of the conditions specified in Section 3.b is not satisfied at the time at which the Closing is scheduled to occur or if satisfaction of such a condition is or becomes impossible, or if the Buyer shall have breached any material covenant herein or hall have made a material misrepresentation herein.

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(iii)           By the Buyer, by notice to the Shareholder at any time, if one or more of the conditions specified in Section 3.a is not satisfied at the time at which the Closing is scheduled to occur or if satisfaction of such a condition is or becomes impossible, or if one or more of the Shareholders shall have breached any material covenant herein or shall have made a material misrepresentation herein.

(iv)           By either the Buyer or the Shareholder, if any legal proceeding shall have been instituted or shall be imminently threatened, to delay, restrain or prevent the consummation of this Agreement.

b.             Effect of Termination. If this Agreement is terminated pursuant to Section 5.a, this Agreement shall terminate without any liability or further obligation of any party to the other, and each party shall bear its own costs and expenses.

6.	Remedies for Breach.

a.             Survival. All of the representations, warranties, and covenants of the Parties contained in or made pursuant to this Agreement that are not waived by the party for whose benefit the covenant or agreement exists, shall survive the Closing and continue in full force and effect for a period of one year following the Closing.

b.             Breach by Buyer. In the event of: (a) any breach of any of the representations or warranties of Buyer set forth in herein; (b) any breach of any covenant or agreement made by Buyer under this Agreement; or (c) the arising of any material obligation from an event that occurred, or circumstances that arose, prior to the Closing Date involving Buyer and not disclosed herein, the Shareholders shall be entitled to an offset for all Losses (as hereafter defined) arising from such event (a "Cause Event").

c.             Breach by Shareholder. In the event of: (a) any breach of any of the representations or warranties of the Shareholder set forth in herein; (b) any breach of any covenant or agreement made by the Shareholder under this Agreement; or (c) the arising of any material obligation from an event that occurred, or circumstances that arose, prior to the Closing Date involving the Shareholders and not disclosed herein, the Buyer shall be entitled to an offset for all Losses (as hereafter defined) arising from such event (also a "Cause Event").

d.             “Losses” Defined. In this Agreement, the term "Losses" means and includes all losses, claims, liabilities, damages, judgments, liabilities, payments, obligations, costs and expenses (including, without limitation, any reasonable legal fees and costs and expenses incurred after the Closing Date in defense or in connection with any alleged or asserted liability, payment or obligation as to which indemnification may apply hereunder), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed and whether or not Buyer or Shareholder is made or becomes a party to any such action, suit or proceeding in respect thereof, voluntarily or involuntarily.

e.             Remedy Not Exclusive. The foregoing offset provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, or covenant.

f.              Additional Indemnifications. Each party agrees to indemnify, defend and hold harmless the other party as a result of any claims that may be brought by any third party alleging any impropriety on the part of either party as a result of such party's entering into this Agreement and consummating the transactions contemplated hereby.

7.	Miscellaneous.

a.             Press Release and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party unless such Party is under a legal obligation to make such announcement.

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b.             No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

c.             Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

d.             Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successor and permitted assigns. No Party may assign this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written consent of the other Party.

e.              Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

f.              Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

g.             Notices. All notices, consents, demands, assignments, claims, and other communications hereunder shall be in writing, and shall be deemed to have been duly given: (a) when received, if delivered by hand; (b) when sent by telex, facsimile or (with receipt confirmed), provided that a copy is concurrently mailed to the intended recipient by registered mail, return receipt requested; (c) one day after delivery to a nationally recognized overnight courier service; or (d) three (3) days after mailing by certified or registered mail, postage prepaid and return receipt requested, in each case to the appropriate addresses, telex numbers, email address and facsimile numbers set forth below (or to such other addresses, telex numbers, email address and facsimile numbers as a party may designate by notice to the other parties):

If to the Shareholder:	With a copy to:

________________________	________________________

________________________	________________________

________________________	________________________

________________________	________________________

If to the Buyer:	With a copy to:

Magellan Gold Corporation	Clifford L. Neuman, P.C.

P.O. Box 114	6800 N. 79th Street, Suite 200

The Sea Ranch, CA 95497	Niwot, CO 80503

Attention: John Power

Email: johncaseypower@gmail.com	clneuman@neuman.com

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h.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Idaho or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Idaho.

i.              Resolution of Disputes. The parties agree that, in the event of a dispute between them arising from, concerning or in any way related to this Agreement, the Parties shall undertake good faith efforts to negotiate the resolution of the matter amicably between them for a period of no longer than thirty (30) days following written notice of the dispute provided by either Party. If these negotiations prove to be unsuccessful for any reason, either party shall be entitled to initiate an action to resolve such dispute. The Parties hereby agree that the venue for any such action shall be Shoshone County, Idaho.

j.              Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and all of the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

k.             Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof, or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the mal judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope or duration of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

l.              Expenses. Each of the Parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

m.            Construction and Shareholder’s Waiver Regarding Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. In addition, by executing this Agreement below, the Shareholder hereby acknowledge that he has had the opportunity to seek independent counsel to review this Agreement, and that they have either (a) retained independent counsel, or (b) chosen not to do so at own risk. Further, in consideration for the Buyer's drafting of this document, the Shareholder hereby waive any argument, in any litigation, that this document should be construe against the drafting party. Any reference to any federal, state, local, or foreign statute or laws all be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

n.             Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made part hereof.

o.             Specific Performance. The Shareholder and Buyer acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific term or otherwise are breached. Accordingly, the Shareholder and Buyer agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provision of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in addition to any other remedy to which they may be entitled at law or in equity, subject to the agreements regarding venue in Section 7.i above.

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p.             No Transfer of Attorney-Client Privilege. The Buyer acknowledges and agrees that upon closing of the transactions contemplated by this Agreement the right to assert the attorney-client privilege as to communications regarding any matter in which the Company engaged legal counsel at or prior to the closing, including without limitation the negotiation and preparation of this Agreement, will not be transferred as an asset of or by virtue of Buyer's ownership of the shares of the Company, but will be retained by the Shareholder.

q.             Acknowledgement of the Buyer. The Buyer is a sophisticated party, through its officers and directors, and acknowledges that it has had a full, fair and ample opportunity to review the affairs, business, history, records and accounts as the case may be, of the Company and has satisfied itself as to the same. The Buyer relies upon the results of its own investigation and experience except to the extent that a specific warranty or representation has been made herein by the Shareholder.

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SIGNATURES

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Buyer:

MAGELLAN GOLD CORPORATION
Address:
P.O. Box 114
/s/ John. C. Power	The Sea Ranch, CA 95497
Print Name: John C. Power	Attn: John Power
Title: President & CFO.

Company:
Address:
By: /s/ Gregory Schifrin	_______________________
Print Name: Gregory Schifrin	_______________________
Title: __________________________	_______________________

Shareholder:
Address:
_______________________
/s/ Gregory Schifrin	_______________________
(Signature)	_______________________

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